Pricing supplement No. 306YY To prospectus dated October 10, 2006, prospectus supplement dated November 13, 2006 and product supplement YY dated January 8, 2008	Registration Statement No. 333-137902 Dated February 26, 2008; Rule 424(b)(2)

Deutsche Bank AG, London Branch

$7,300,000

Buffered Underlying Securities (BUyS) Linked to a Weighted Basket of Three Sub-Indices of the Deutsche Bank Liquid Commodity Index-Optimum Yield™ due March 1, 2013

General

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Buffered Underlying Securities (BUyS) Linked to a Weighted Basket of Three Sub-Indices of the Deutsche Bank Liquid Commodity Index-Optimum YieldTM due March 1, 2013 (the “Securities”) are designed for investors who seek a return at maturity linked to the performance of a weighted basket of commodity indices. Investors should be willing to forgo coupon and dividend payments and, if the basket declines, be willing to lose up to 80% of their initial investment.

•	Senior unsecured obligations of Deutsche Bank AG due on March 1, 2013.
•	Denominations of $1,000.
•	Minimum initial investment of $1,000.
•	The Securities priced on February 26, 2008 and are expected to settle on February 29, 2008 (the “Settlement Date”).

Key Terms

Issuer:	Deutsche Bank AG, London Branch.
Rating:	Moody’s Investors Service Ltd has assigned a rating of Aa1 to notes, such as the Securities offered hereby, issued under Deutsche Bank AG’s Global Notes Program, Series A.†
Issue Price:	100% of the face amount.
Basket:

The Securities are linked to a basket consisting of the Deutsche Bank Liquid Commodity Index – Optimum YieldTM Agriculture Excess Return (“Agriculture Index”), the Deutsche Bank Liquid Commodity Index – Optimum YieldTM Precious Metals Excess Return (“Precious Metals Index”) and the Deutsche Bank Liquid Commodity Index – Optimum YieldTM Industrial Metals Excess Return (“Industrial Metals Index”) (each, a “Basket Index” and, collectively, the “Basket Indices”).

Basket Indices:	Basket Index	Index Weighting	Initial Index Level
	Agriculture Index	50%	144.4957	††
	Precious Metals Index	28%	105.3087
	Industrial Metals Index	22%	256.1938

††

On the Trade Date, a Market Disruption Event occurred with regard to the Exchange Traded Instrument for wheat. The Initial Index Level for the Agriculture Index reflects the February 27, 2008 price for such Exchange Traded Instrument.

We refer to the Index Weightings as the “Agriculture Index Weighting”, the “Precious Metals Index Weighting” and the “Industrial Metals Index Weighting” for the Agriculture Index, the Precious Metals Index and the Industrial Metals Index, respectively.

Participation Rate:	128%
Buffer Level:	20%
Payment at Maturity:	The payment you will receive at maturity is based on the Basket Return, the Buffer Level and the Participation Rate.

•    If the Basket Return is positive, you will receive a cash payment per $1,000 face amount that provides you with a return on your investment equal to the Basket Return multiplied by the Participation Rate. Accordingly, your payment at maturity per $1,000 face amount will be calculated as follows:

$1,000 + ($1,000 x Basket Return x Participation Rate)

•    If the Basket Return is zero or negative, and the sum of the Basket Return and the Buffer Level is greater than or equal to zero, you will receive a cash payment of $1,000 per $1,000 face amount of your Securities.

•    If the Basket Return is negative, and the sum of the Basket Return and the Buffer Level is less than zero, you will lose 1% of the face amount of your Securities for every 1% by which the sum of the Basket Return and the Buffer Level is less than zero. Accordingly, in this case, if the Basket Return is less than -20%, your payment at maturity per $1,000 face amount of your Securities will be calculated as follows:

$1,000 + [$1,000 × (Basket Return + Buffer Level)]

If the Basket Return is less than -20%, you will lose a portion of your investment. You could lose up to $800 per $1,000 face amount of Securities.

Basket Return:	The Basket Return will be calculated as follows:
(Agriculture Index Return x 50.00%) + (Precious Metals Index Return x 28.00%) + (Industrial Metals Index Return x 22.00%)
Index Return:	For each Basket Index:	Final Index Level – Initial Index Level	(expressed as a percentage)
Initial Index Level

We refer to the Index Returns as the “Agriculture Index Return”, the “Precious Metals Index Return” and the “Industrial Metals Index Return” for the Agriculture Index, the Precious Metals Index and the Industrial Metals Index, respectively.

Final Index Level:

For each Basket Index, the Final Index Level is equal to the closing level of the Basket Index on the Final Valuation Date, in each case subject to adjustment in the event of a Market Disruption Event.

Trade Date:	February 26, 2008
Final Valuation Date:	February 26, 2013, subject to postponement in the event of a Market Disruption Event and as described under “Description of Securities – Payment at Maturity” in the accompanying product supplement.

Maturity Date:	March 1, 2013, subject to postponement in the event of a Market Disruption Event and as described under “Description of Securities – Payment at Maturity” in the accompanying product supplement.
CUSIP:	2515A0 NL 3
ISIN:	US2515A0NL34

† A credit rating is not a recommendation to buy, sell or hold securities, and may be subject to revision at any time by the assigning rating agency. Each credit rating should be evaluated independently of any other credit rating. Any rating assigned to the notes issued under Deutsche Bank AG’s Global Notes Program, Series A does not enhance, affect or address the likely performance of the Securities other than the ability of the Issuer to meet its obligations.

Investing in the Securities involves a number of risks. See “Risk Factors” in the accompanying product supplement and “Selected Risk Considerations” on page TS-5 of this pricing supplement.

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase the Securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. We will notify you in the event of any changes to the terms of the Securities, and you will be asked to accept such changes in connection with your purchase of any Securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$ 1,000.00	$0.00	$ 1,000.00
Total	$7,300,000.00	$0.00	$7,300,000.00
(1)	For more detailed information about discounts and commissions, please see “Supplemental Underwriting Information” on the last page of this pricing supplement.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered Notes	Maximum Aggregate Offering Price	Amount of Registration Fee
	$7,300,000.00	$286.89

Deutsche Bank Securities	Deutsche Bank Trust Company Americas

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

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You should read this pricing supplement together with the prospectus dated October 10, 2006, as supplemented by the prospectus supplement dated November 13, 2006 relating to our Series A global notes of which these Securities are a part, and the more detailed information contained in product supplement YY dated January 8, 2008. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement YY dated January 8, 2008:

http://www.sec.gov/Archives/edgar/data/1159508/000119312508003075/d424b21.pdf

•	Prospectus supplement dated November 13, 2006:

http://www.sec.gov/Archives/edgar/data/1159508/000119312506233129/d424b3.htm

•	Prospectus dated October 10, 2006:

http://www.sec.gov/Archives/edgar/data/1159508/000095012306012432/u50845fv3asr.htm

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This pricing supplement together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

What is the Payment at Maturity on the Securities for Three Hypothetical Scenarios?

The table below illustrates the hypothetical payment at maturity per $1,000 Security face amount for three hypothetical scenarios and assumes a Participation Rate of 128% and Initial Index Levels of 140 for the Agriculture Index, 110 for the Precious Metals Index and 260 for the Industrial Metals Index. The following results are based solely on the hypothetical examples cited. You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

	Scenario 1			Scenario 2			Scenario 3
Basket Index	Agriculture Index	Precious Metals Index	Industrial Metals Index	Agriculture Index	Precious Metals Index	Industrial Metals Index	Agriculture Index	Precious Metals Index	Industrial Metals Index
Initial Index Level	140.0	110.0	260.0	140.0	110.0	260.0	140.0	110.0	260.0
Final Index Level	210.0	137.5	236.6	70.0	55.0	307.3	147.0	66.0	244.4
Index Return	50.0%	25.0%	-9.0%	-50.0%	-50.0%	18.2%	5.0%	-40.0%	-6.0%
Index Weighting	50.0%	28.0%	22.0%	50.0%	28.0%	22.0%	50.0%	28.0%	22.0%
Contribution to Basket	25.0%	7.0%	-2.0%	-25.0%	-14.0%	4.0%	2.5%	-11.2%	-1.3%
Basket Return		30.0%			-35.0%			-10.0%
Payment at Maturity		$1,384			$850			$1,000
Annualized Return(1)		6.72%			-3.20%			0.00%

(1)	Assuming a term of 5 years.

Hypothetical Examples of Amounts Payable at Maturity

The following hypothetical examples illustrate how the payments at maturity set forth in the table above are calculated.

Example 1: Scenario 1 assumes hypothetical Index Returns of 50%, 25% and -9% for the Agriculture Index, Precious Metals Index and the Industrial Metals Index, respectively. The Basket Return is calculated as follows:

Basket Return =
(Agriculture Index Return x Agriculture Index Weighting) + (Precious Metals
Index Return x Precious Metals Index Weighting) + (Industrial Metals Index
Return x Industrial Metals Index Weighting) =
(50% x 50%) + (25% x 28%) + (-9% x 22%) = 30%.

Because the Basket Return is positive, the payment at maturity per $1,000 Security face amount is calculated as follows:

Payment at Maturity =
$1,000 + ($1,000 x Basket Return x Participation Rate) =
$1,000 + ($1,000 x 30% x 128%) = $1,384.

Example 2: Scenario 2 assumes hypothetical Index Returns of -50%, -50% and 18.2% for the Agriculture Index, Precious Metals Index and the Industrial Metals Index, respectively. The Basket Return is calculated as follows:

Basket Return =
(Agriculture Index Return x Agriculture Index Weighting) + (Precious Metals
Index Return x Precious Metals Index Weighting) + (Industrial Metals Index
Return x Industrial Metals Index Weighting) =
(-50% x 50%) + (-50% x 28%) + (18.2% x 22%) = -35%.

Because the Basket Return is negative and the sum of the Basket Return and the Buffer Level is less than zero, the payment at maturity per $1,000 Security face amount is calculated as follows:

Payment at Maturity =
$1,000 + ($1,000 x (Basket Return + Buffer Level)) =
$1,000 + ($1,000 x (-35% + 20%)) = $850.

In this example, even though the Industrial Metals Index Return is positive, the negative returns on the other Basket Indices outweigh the positive return on the Industrial Metals Index and the Basket Return is less than -20%. As a result, the return on the Securities is negative.

Example 3: Scenario 3 assumes hypothetical Index Returns of 5%, -40% and -6% for the Agriculture Index, Precious Metals Index and the Industrial Metals Index, respectively. The Basket Return is calculated as follows:

Basket Return =
(Agriculture Index Return x Agriculture Index Weighting) + (Precious Metals
Index Return x Precious Metals Index Weighting) + (Industrial Metals Index
Return x Industrial Metals Index Weighting) =
(5% x 50%) + (-40% x 28%) + (-6% x 22%) = -10%.

Because the Basket Return is negative and the sum of the Basket Return and the Buffer Level is greater than zero, the payment at maturity per $1,000 Security face amount is $1,000.

Selected Purchase Considerations

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UNCAPPED APPRECIATION POTENTIAL — The Securities are not subject to a predetermined maximum gain and, accordingly, any positive return at maturity will be determined with regard to the Basket Return. Because the Securities are our senior obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

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LIMITED PROTECTION AGAINST LOSS — Payment at maturity of the face amount of your Securities is protected as long as the Basket Return is greater than or equal to -20%. If the Basket Return is less than -20%, for every 1% decline in the Basket Return beyond -20%, you will lose an amount equal to 1% of the face amount of your Securities. For example, a Basket Return of -30% will result in a loss of 10% of your initial investment.

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RETURN LINKED TO THE PERFORMANCE OF A WEIGHTED BASKET OF COMMODITY INDICES — The return on the Securities, which may be positive or negative, is linked to a basket consisting of the Deutsche Bank Liquid Commodity Index— Optimum YieldTM Agriculture Excess Return, the Deutsche Bank Liquid Commodity Index— Optimum YieldTM Precious Metals Excess Return and the Deutsche Bank Liquid Commodity Index— Optimum YieldTM Industrial Metals Excess Return. The Agriculture Index is composed of futures contracts on corn, wheat, soybeans and sugar. The Precious Metals Index is composed of futures contracts on gold and silver. The Industrial Metals Index is composed of futures contracts on aluminum, copper and zinc. For additional information about each Basket Index, see the information set forth under “The Deutsche Bank Liquid Commodity Index— Optimum YieldTM Agriculture Excess Return,” “The Deutsche Bank Liquid Commodity Index— Optimum YieldTM Precious Metals Excess Return,” “The Deutsche Bank Liquid Commodity Index— Optimum YieldTM Industrial Metals Excess Return” and “Methodology of the Basket Indices” below.

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CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES — You should review carefully the section in the accompanying product supplement entitled “Certain U.S. Federal Income Tax Consequences.” Subject to the limitations described therein, although the tax consequences of an investment in the Securities are uncertain, we believe it is reasonable to treat the Securities as prepaid financial contracts for U.S. federal income tax purposes and the remainder of this discussion assumes that treatment is respected. If a valid election is made before the close of the day on which you acquire your Securities, your gain or loss on the Securities should be capital gain or loss and should be long-term capital gain or loss if at the time of sale, exchange or retirement you have held the Securities for more than one year. The deductibility of capital losses is subject to certain limitations.

If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the Securities, the timing and/or character of income on the Securities might differ materially and adversely from the description herein. We do not plan to request a ruling from the IRS, and no assurance can be given that the IRS or a court will agree with the tax treatment described in this pricing supplement and the accompanying product supplement.

On December 7, 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these investments; the relevance of factors such as the nature of the underlying property to which the instrument is linked; the degree, if any, to which any income (including any mandated accruals) recognized by non-U.S. holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership”

regime, which very generally can operate to recharacterize certain long-term capital gains as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, Treasury regulations or other forms of guidance, if any, issued after consideration of these issues could materially and adversely affect the tax consequences of this kind of investment, possibly on a retroactive basis.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. Both U.S. and non-U.S. holders should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of investing in the Securities (including alternative treatments and the potential implications of the December 7, 2007 notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Selected Risk Considerations

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Basket Indices or in any of the components underlying the Basket Indices. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS — The Securities do not guarantee any return of your initial investment in excess of $200 per $1,000 face amount of your Securities. The return on the Securities at maturity is linked to the performance of the Basket Indices and will depend on whether, and the extent to which, the Basket Return is positive or negative. Your investment will be exposed to any negative Basket Return beyond the 20% Buffer Level. Accordingly, you could lose up to 80% of your initial investment in the Securities.

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THE BASKET INDICES ARE NOT EQUALLY WEIGHTED — The Securities are linked to a basket of commodity indices. Each Basket Index will have the weighting specified in this pricing supplement. If a Basket Index with a low weighting outperforms a Basket Index with a high weighting, the return on your Securities will be lower than if the Basket Indices were weighted equally.

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CHANGES IN THE VALUE OF THE BASKET INDICES MAY OFFSET EACH OTHER — Movements in the levels of the Basket Indices may not correlate with each other. At a time when the levels of some of the Basket Indices increase, the levels of other Basket Indices may not increase as much or may decline. Therefore, in calculating the Basket Return, increases in the level of one or more of the Basket Indices may be moderated, offset or more than offset by lesser increases or declines in the levels of the other Basket Indices.

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ASSUMING NO CHANGES IN MARKET CONDITIONS OR ANY OTHER RELEVANT FACTORS, THE VALUE OF THE SECURITIES ON THE SETTLEMENT DATE (AS DETERMINED BY DEUTSCHE BANK AG) WILL BE LESS THAN THE ORIGINAL ISSUE PRICE — While the payment at maturity described in this pricing supplement is based on the full face amount of your Securities, the original issue price of the Securities may include commissions paid to agents and will include the cost of hedging our obligations under the Securities. Therefore, the value of the Securities on the Settlement Date, assuming no changes in market conditions or other relevant factors, will be less than the original issue price. The inclusion of commissions and hedging costs in the original issue price will also decrease the price, if any, at which we will be willing to purchase the Securities after the Settlement Date. Our hedging costs include the projected profit that we or our affiliates are expected to realize in consideration for assuming the risks inherent in managing the hedging transactions. Accordingly, you should be willing and able to hold your Securities to maturity.

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THE SECURITIES DO NOT PAY INTEREST — Unlike ordinary debt securities, the Securities do not pay interest. Even if the Basket Return is positive, the yield to the Maturity Date on the Securities may be lower than the yield on our conventional debt securities of comparable maturity and credit rating, and may not sufficiently compensate you for any opportunity cost, taking into account inflation and other factors relating to the time value of money.

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THE SECURITIES WILL NOT BE LISTED AND THERE WILL LIKELY BE LIMITED LIQUIDITY — The Securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates intend to offer to purchase the Securities in the secondary market but are not required to do so and may cease such market-making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. For any secondary market transaction, you will likely be charged a commission or the price will reflect a dealer discount. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates are willing to buy the Securities.

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WE AND OUR AFFILIATES AND AGENTS MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVELS OF THE BASKET INDICES TO WHICH THE SECURITIES ARE LINKED OR THE MARKET VALUE OF THE SECURITIES — Deutsche Bank AG, its affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Deutsche Bank AG, its affiliates and agents may have published research or other opinions that are inconsistent with the investment view implicit in the Securities. Any research, opinions or recommendations expressed by Deutsche Bank AG, its affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Basket Indices to which the Securities are linked.

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POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE WE, THE CALCULATION AGENT FOR THE SECURITIES, THE SPONSOR OF THE BASKET INDICES AND THE CALCULATION AGENT FOR THE BASKET INDICES ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the Securities, the calculation agent for the Securities, the sponsor of all of the Basket Indices (the “Sponsor”) and the calculation agent for the Basket Indices. We, as calculation agent for the Securities, will determine whether there has been a Market Disruption Event with respect to a Basket Index or Basket Index component. In the event of any such Market Disruption Event, we may use an alternate method to calculate the closing level of the affected Basket Index, including the Initial Index Level or the Final Index Level for such Basket Index. As the Sponsor, we carry out calculations necessary to promulgate the Basket Indices, and we maintain some discretion as to how such calculations are made. In particular, in the case of each Basket Index, the Sponsor has discretion in selecting among methods of how to calculate the Basket Index level in the event the regular means of determining the Basket Index level is unavailable at the time such determination is scheduled to take place, and the Sponsor has even more discretion in the case of a Force Majeure event relating to the Basket Index. While Deutsche Bank AG, London Branch will act in good faith and in a commercially reasonable manner in making all determinations with respect to the Securities and the Basket Indices there can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the Securities or the Basket Indices. Because determinations made by Deutsche Bank AG, London Branch as the calculation agent for the Securities, Sponsor of the Basket Indices and the calculation agent for the Basket Indices may affect the payment at maturity, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as holders of the Securities.

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MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE SECURITIES — The value of the Securities will be affected by a number of complex and interrelated economic and market factors that may either offset or magnify each other, including:

•	the levels of the Basket Indices;

•	trends of supply and demand for the Index Constituents;

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Index Constituents or commodities markets generally;

•	the interest rates then prevailing in the market;

•	the time remaining to maturity of the Securities;

•	the volatility of, and correlation among, the prices of the Index Constituents;

•	the expected volatility of the Basket Indices; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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THE COMMODITY PRICES REFLECTED IN THE INDEX ARE SUBJECT TO EMERGING MARKETS’ POLITICAL AND ECONOMIC RISKS — The Index Constituents may be produced in emerging market countries which are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Indeed, in recent years, many emerging market countries have undergone significant political, economic and social change. In many cases, far-reaching political changes have resulted in constitutional and social tensions, and, in some cases, instability and reaction against market reforms has occurred. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market country. Political or economic instability are likely to adversely impact the level of the Basket Indices and, consequently, the return on your investment.

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THE MARKETS FOR THE UNDERLYING COMMODITIES SUFFER FROM SYSTEMIC RISKS — Changes in supply and demand can have significant adverse effects on the prices of commodities. In addition, commodities tend to be exposed to the risk of fluctuations in currency exchange rates, volatility from speculative activities and the risk that substitutes for the commodities in their common uses will become more widely available or comparatively less expensive. Corn, sugar, soybeans and wheat prices are often heavily affected by weather, crop yields, natural disasters, pestilence and technological developments, as well as government policies regarding agriculture, energy, trade, fiscal and monetary issues, particularly with regard to subsidies and tariffs. Changes in the levels of global industrial activity and adjustments to inventory in response to changes in economic activity and/or pricing levels can cause a great deal of volatility in the demand for the industrial metals (aluminum, copper and zinc). Silver and gold prices are affected by numerous factors, including the relative strength of the U.S. dollar (in which gold and silver prices are generally quoted) to other currencies, industrial and jewelry demand, expectations with regard to the rate of inflation, interest rates and transactions by central banks and other governmental or multinational agencies that hold gold. In addition, there are many risks specific to the individual Index Constituents.

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Corn: Corn is primarily used as a live-stock feed but is also processed into food and industrial products, including starches, sweeteners, corn oil, beverage and industrial alcohol, and fuel ethanol. Demand for corn is influenced by a variety of factors including the level of global livestock production, the level of human consumption of corn and corn-derived products and, in the case of demand for production into ethanol, demand for corn as the basis for ethanol. The supply of corn is dominated by the United States, China, Central and South America and the European Union.

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Soybeans: Soy biodiesel, animal agriculture, edible soybean oil and new industrial uses are examples of major areas that may impact worldwide soybean demand. The United States, Argentina and Brazil are the three biggest suppliers of soybean crops.

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Sugar: Sugar is used primarily as a human food sweetener, but is also used in the production of fuel ethanol. Global demand for sugar is influenced by the level of human consumption of sweetened food–stuffs and beverages and to a lesser extent, by the level of demand for sugar as the basis for fuel ethanol. The world export supply of sugar is dominated by the European Union, Brazil, Guatemala, Cuba, Thailand and Australia, while other countries, including India, the United States, Canada and Russia produce significant amounts of sugar for domestic consumption. The price of sugar is, therefore, especially sensitive to political or economic changes that affect these countries.

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Wheat: Global supply of and demand for wheat are generally driven by global grain production, population growth and economic activity. Alternative uses for grains such as energy sources or in manufacturing also drive the prices for grains.

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Aluminum: The automobile, packaging and construction sectors are particularly important to the demand for aluminum. The supply of aluminum is widely spread around the world, and the principal factor dictating the smelting of such aluminum is the ready availability of inexpensive power. The supply of aluminum is also affected by current and previous price levels, which will influence investment decisions in new smelters. Other factors influencing supply include droughts, transportation problems and shortages of power and raw materials.

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Copper: The electrical and construction sectors are particularly important to the demand for copper. In recent years demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and infrastructure development. Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for Economic Cooperation and Development countries. In previous years, copper supply has been affected by strikes, financial problems and terrorist activity.

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Zinc: The galvanized steel industrial sector is particularly important to demand for zinc given that the use of zinc in the manufacture of galvanized steel accounts for a significant percentage of world-wide zinc demand. The galvanized steel sector is in turn heavily dependent on the automobile and construction sectors. Growth in the production of galvanized steel will drive zinc demand. The supply of zinc concentrate (the raw material) is dominated by Australia, North America and Latin America. The supply of zinc is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. Low prices for zinc in the early 1990s tended to discourage such investments.

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Gold: The market for gold bullion is global, and gold prices are affected by macroeconomic factors such as the structure of and confidence in the global monetary system, gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events.

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Silver: Silver prices may be affected by production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. From time-to-time, above-ground inventories of silver may also influence the market. In addition to industrial applications and jewelry, silver is used in photography and silverware.

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THE LONDON METAL EXCHANGE DOES NOT HAVE DAILY PRICE LIMITS — The official cash offer prices of aluminum, copper and zinc are determined by reference to the per unit U.S. dollar cash offer prices of contracts traded on the London Metal Exchange, which we refer to as the LME. The LME is a principals’ market which operates in a manner more closely analogous to the over–the–counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on the Final Valuation Date, the per unit U.S. dollar cash offer prices used to determine the official cash offer price of aluminum, copper and zinc, and consequently the payment to you at maturity, could be adversely affected.

•

THE CORRELATION AMONG THE INDEX CONSTITUENTS COULD CHANGE UNPREDICTABLY — Correlation is the extent to which the values of the Index Constituents increase or decrease to the same degree at the same time. If the correlation among the Index Constituents changes, the level of the Basket Index that includes such Index Constituents and value of the Securities may be adversely affected.

•

THE RETURN ON YOUR INVESTMENT COULD BE SIGNIFICANTLY LESS THAN THE PERFORMANCE OF ANY INDIVIDUAL INDEX CONSTITUENT — The return on your investment in the Securities could be less than the return on an alternative investment with similar risk characteristics, even if some of the Index Constituents included in the Basket Indices have generated significant returns. The levels of the Index Constituents included in a single Basket Index also may move in different directions at different times compared to each other, and underperformance by one or more Index Constituents included in a Basket Index will adversely affect the performance of such Basket Index.

•	COMMODITY PRICES MAY CHANGE UNPREDICTABLY — Market prices of the Index Constituents may fluctuate rapidly based on numerous factors, including changes in supply and demand relationships,

weather, trends in agriculture and trade, fiscal, monetary and exchange control programs, domestic and foreign political and economic events and policies, disease, pestilence, technological developments and changes in interest rates. These factors may affect the values of the related contracts reflected in the Basket Indices and the value of your Securities in varying ways, and different factors may cause the values of the Index Constituents and the volatility of their prices to move in inconsistent directions at inconsistent rates.

•

HIGHER FUTURE PRICES OF THE COMMODITY FUTURES CONTRACTS COMPRISING THE BASKET INDICES RELATIVE TO THEIR CURRENT PRICES MAY DECREASE THE AMOUNT PAYABLE AT MATURITY — The Basket Indices are composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that comprise the Basket Indices approach expiration, they are replaced by contracts that have a later expiration. This process is referred to as “rolling.” Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in a later month. The new contract is chosen using an “Optimum Yield” method. See “Methodology of the Basket Indices” below. If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the new contract, thereby creating a positive “roll yield.” While some of the contracts included in the Basket Indices have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain commodities, such as gold, have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative “roll yields,” which could adversely affect the value of the Basket Indices and, accordingly, decrease the amount payable to you on the Securities at maturity.

•

IF THE LIQUIDITY OF THE INDEX CONSTITUENTS IS LIMITED, THE VALUE OF THE SECURITIES WILL LIKELY BE IMPAIRED — Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on the Final Valuation Date would likely have an adverse effect on the closing level of the Basket Indices and, therefore, on the return on your Securities. Limited liquidity relating to the Index Constituents may also result in the Sponsor being unable to determine the levels of the Basket Indices using its normal means.

•

TRADING BY US OR OUR AFFILIATES IN THE COMMODITIES MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We and our affiliates are active participants in the commodities markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more commodities transactions. In addition, we or one or more of our affiliates may hedge our commodity exposure from the Securities by entering into various transactions. We may adjust these hedges at any time and from time to time. Our trading and hedging activities may have a material adverse effect on the commodities prices and consequently have a negative impact on the performance of the Basket Indices. It is possible that we or our affiliates could receive significant returns from these hedging activities while the value of or amounts payable under the Securities may decline.

•

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR —  There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the Securities are uncertain, and no assurance can be given that the IRS or a court will agree with the treatment described herein. If the IRS were successful in asserting an alternative treatment for the Securities, the timing and/or character of income thereon might differ materially and adversely from the description herein. In addition, on December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on a number of issues related to “prepaid forward contracts” and similar instruments, such as the Securities. The notice focuses on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these investments; the relevance of factors such as the nature of the underlying property to which the instrument is linked; the degree, if any, to which any income (including any mandated accruals) recognized by non-U.S. holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gains as ordinary income that is subject to an interest charge.

Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of this kind of investment, possibly on a retroactive basis. Both U.S. and non-U.S. holders should review carefully the section of the accompanying product supplement entitled “Certain U.S. Federal Income Tax Consequences”, and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities (including alternative treatments and the potential implications of the December 7, 2007 notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

THE DEUTSCHE BANK LIQUID COMMODITY INDEX—

OPTIMUM YIELD™ AGRICULTURE EXCESS RETURN

The Deutsche Bank Liquid Commodity Index — Optimum Yield™ Agriculture Excess Return reflects the performance of a basket of futures contracts relating to four agriculture commodities (each such futures contract, an “Exchange Traded Instrument”) and measures the value of this basket by tracking the closing prices of certain exchange traded contracts for the future delivery of each of these commodities, adjusted to reflect the relative weight of each commodity in the Agriculture Index. The commodities included in the Agriculture Index are: corn, wheat, soybeans and sugar #11 (“sugar”) (each, an “Index Constituent”). The relative weight of each Index Constituent reflected in the Agriculture Index is variable and is adjusted from time to time. For information regarding such adjustments, see “Methodology of the Basket Indices” below. The Sponsor established the Agriculture Index on December 2, 1988 (the “Base Date” for the Agriculture Index).

Deutsche Bank AG, London Branch (the “Sponsor”) will publish the Agriculture Index closing level for each trading day on Bloomberg ticker [DBLCYEAG <Index>] or any successor thereto and on Deutsche Bank’s website at http://index.db.com or any successor thereto. The Sponsor will also publish on these websites any adjustments made to the Agriculture Index. The reference to the Sponsor’s website is made for purposes of conveying the foregoing information only, and no other information found at this website is incorporated by reference into this pricing supplement.

THE DEUTSCHE BANK LIQUID COMMODITY INDEX—

OPTIMUM YIELD™ PRECIOUS METALS EXCESS RETURN

The Deutsche Bank Liquid Commodity Index — Optimum Yield™ Precious Metals Excess Return reflects the performance of a basket of futures contracts relating to two precious metals (each such futures contract, an “Exchange Traded Instrument”) and measures the value of this basket by tracking the closing prices of certain exchange traded contracts for the future delivery of each of these commodities, adjusted to reflect the relative weight of each commodity in the Precious Metals Index. The commodities included in the Precious Metals Index are gold and silver (each, an “Index Constituent”). The relative weight of each Index Constituent reflected in the Precious Metals Index is variable and is adjusted from time to time. For information regarding such adjustments, see “Methodology of the Basket Indices” below. The Sponsor established the Agriculture Index on December 2, 1988 (the “Base Date” for the Precious Metals Index).

The Sponsor will publish the Precious Metals Index closing level for each trading day on Bloomberg ticker [DBLCYEPM <Index>] or any successor thereto and on Deutsche Bank’s website at http://index.db.com or any successor thereto. The Sponsor will also publish on these websites any adjustments made to the Precious Metals Index. The reference to the Sponsor’s website is made for purposes of conveying the foregoing information only, and no other information found at this website is incorporated by reference into this pricing supplement.

THE DEUTSCHE BANK LIQUID COMMODITY INDEX—

OPTIMUM YIELD™ INDUSTRIAL METALS EXCESS RETURN

The Deutsche Bank Liquid Commodity Index — Optimum Yield™ Industrial Metals Excess Return reflects the performance of a basket of futures contracts relating to two industrial metals (each such futures contract, an “Exchange Traded Instrument”) and measures the value of this basket by tracking the closing prices of certain exchange traded contracts for the future delivery of each of these commodities, adjusted to reflect the relative weight of each commodity in the Industrial Metals Index. The commodities included in the Industrial Metals Index are aluminum, copper – Grade A (“copper”) and zinc (each, an “Index Constituent”). The relative weight of each Index Constituent reflected in the Industrial Metals Index is variable and is adjusted from time to time. For information regarding such adjustments, see “Methodology of the Basket Indices” below. The Sponsor established the Industrial Metals Index on September 3, 1997 (the “Base Date” for the Industrial Metals Index).

The Sponsor will publish the Industrial Metals Index closing level for each trading day on Bloomberg ticker [DBLCYEIM <Index>] or any successor thereto and on Deutsche Bank’s website at http://index.db.com or any successor thereto. The Sponsor will also publish on these websites any adjustments made to the Industrial Metals Index. The reference to the Sponsor’s website is made for purposes of conveying the foregoing information only, and no other information found at this website is incorporated by reference into this pricing supplement.

METHODOLOGY OF THE BASKET INDICES

Each Basket Index measures the value of the Index Constituents included in such Basket Index by tracking the prices of the Exchange Traded Instruments that overlie the included Index Constituents. The methodology of the Basket Indices includes provisions that provide for the periodic replacement of Exchange Traded Instruments as they approach maturity. This replacement takes place over a period of time, referred to as the “Recomposition Period,” to lessen the impact of such replacement on the markets for the Index Constituents. Recomposition of each Basket Index occurs monthly and the Recomposition Period normally lasts for a number of Index Business Days (as defined below). In addition, each Basket Index is rebalanced annually on or around the 6th Index Business Day of November.

Calculation of the Basket Index Closing Level

The Sponsor will calculate the closing level of each Basket Index on an “excess return” basis on each Index Business Day by (i) taking the sum of the Weighted Closing Prices of each Exchange Traded Instrument included in the relevant Basket Index on such Index Business Day, and (ii) rounding to six decimal places, with 0.0000005 being rounded upwards.

The “Weighted Closing Price” for an Exchange Traded Instrument on a particular Index Business Day is the product of the weight assigned to such Exchange Traded Instrument on such day, referred to as the “Instrument Amount,” multiplied by the closing price for such day for such Exchange Traded Instrument on the relevant exchange.

On February 26, 2008, the Instrument Amounts for the Exchange Traded Instruments included in the Agriculture Index were as follows:

Index Constituent	Exchange	Instrument Amount
Corn	CME	21.94%
Wheat	CME	28.62%
Soybeans	CME	25.18%
Sugar	NYBOT	24.26%

On February 26, 2008, the Instrument Amounts for the Exchange Traded Instruments included in the Precious Metals Index were as follows (the percentages do not add to 100% due to rounding):

Index Constituent	Exchange	Instrument Amount
Gold	COMEX	79.05%
Silver	COMEX	20.95%

On February 26, 2008, the Instrument Amounts for the Exchange Traded Instruments included in the Industrial Metals Index were as follows:

Index Constituent	Exchange	Instrument Amount
Aluminum	LME	35.26%
Copper	LME	35.96%
Zinc	LME	28.78%

The methodology used to obtain the closing price for an Exchange Traded Instrument varies depending on the Index Constituent underlying such Exchange Traded Instrument and is determined as follows:

Corn Closing Price

The closing price on an Index Business Day for an Exchange Traded Instrument relating to corn will be its price at the regular close of the principal trading session on such day on the CME Group Inc., or its successor (“CME”), expressed in U.S. Dollars per bushel of corn, as published by CME for that Index Business Day or, if in the determination of the Sponsor a price is not available on such Index Business Day, the price as published by CME for the immediately preceding Index Business Day for which a price is available.

Wheat Closing Price

The closing price on an Index Business Day for an Exchange Traded Instrument relating to wheat will be its price at the regular close of the principal trading session on such day on CME, expressed in U.S. Cents per U.S. bushel of wheat of the grades deliverable in respect of the relevant Exchange Traded Instrument in accordance with the rules of CME, as published by CME for that Index Business Day or, if in the determination of the Sponsor a price is not available on such Index Business Day, the price as published by CME for the immediately preceding Index Business Day for which a price is available.

Soybeans Closing Price

The closing price on an Index Business Day for an Exchange Traded Instrument relating to soybeans will be its price at the regular close of the principal trading session on such day on CME, expressed in U.S. Dollars per U.S. bushel of soybeans of the grades deliverable in respect of the relevant Exchange Traded Instrument in accordance with the rules of CME, as published by CME for that Index Business Day or, if in the determination of the Sponsor a price is not available on such Index Business Day, the price as published by CME for the immediately preceding Index Business Day for which a price is available.

Sugar Closing Price

The closing price on an Index Business Day for an Exchange Traded Instrument relating to sugar will be its price at the regular close of the principal trading session on such day on the New York Board of Trade or its successor (“NYBOT”), expressed in U.S. Cents per pound of sugar of the grades deliverable in respect of the relevant Exchange Traded Instrument in accordance with the rules of NYBOT, as published by NYBOT for that Index Business Day or, if in the determination of the Sponsor a price is not available on such Index Business Day, the price as published by NYBOT for the immediately preceding Index Business Day for which a price is available.

Gold Closing Price

The closing price on an Index Business Day for an Exchange Traded Instrument relating to wheat will be its price at the regular close of the principal trading session on such day on Commodity Exchange Inc., New York or its successor (“COMEX”) expressed in U.S. Dollars per troy ounce of gold, as published by COMEX for that Index Business Day or, if in the determination of the Sponsor a price is not available on such Index Business Day, the price as published by COMEX for the immediately preceding Index Business Day for which a price is available.

Silver Closing Price

The closing price on an Index Business Day for an Exchange Traded Instrument relating to wheat will be its price at the regular close of the principal trading session on such day on COMEX expressed in U.S. Dollars per troy ounce of silver, as published by COMEX for that Index Business Day or, if in the determination of the Sponsor a price is not available on such Index Business Day, the price as published by COMEX for the immediately preceding Index Business Day for which a price is available.

Aluminum Closing Price

The closing price on an Index Business Day for an Exchange Traded Instrument relating to Aluminum will be its price at the regular close of the principal trading session on such day on The London Metal Exchange Limited or its successor (“LME”), re-expressed in U.S. Dollars per metric tonne of Aluminum, as published by LME for that Index Business Day or, if in the determination of the Sponsor a price is not available on such Index Business Day, the price as published by LME for the immediately preceding Index Business Day for which a price is available.

Copper Closing Price

The closing price on an Index Business Day for an Exchange Traded Instrument relating to Copper will be its price at the regular close of the principal trading session on such day on LME, re-expressed in U.S. Dollars per metric tonne of Copper, as published by LME for that Index Business Day or, if in the determination of the Sponsor a price is not available on such Index Business Day, the price as published by LME for the immediately preceding Index Business Day for which a price is available.

Zinc Closing Price

The closing price on an Index Business Day for an Exchange Traded Instrument relating to Zinc will be its price at the regular close of the principal trading session on such day on LME, re-expressed in U.S. Dollars per metric tonne of Zinc, as published by LME for that Index Business Day or, if in the determination of the Sponsor a price is not available on such Index Business Day, the price as published by LME for the immediately preceding Index Business Day for which a price is available.

Corrections To Closing Prices For Exchange Traded Instruments

The Sponsor will adjust the closing price for the relevant Exchange Traded Instrument to reflect any corrections to such closing price that have been published by the relevant exchange prior to 11:00 p.m. (London time) on the trading day immediately following the trading day to which the closing price relates, or, if the publication time of any such closing price is amended by the relevant exchange, such other time as the Sponsor may determine and publish as a replacement for 11:00 p.m. (London time).

Optimum Yield

The “Optimum Yield” component of each Basket Index employs a rules-based approach when the Basket Index rolls from one futures contract to another. Rather than selecting the new futures contract based on a pre-defined schedule, the Basket Index rolls to a successor futures contract from a list of tradable futures contracts set to expire within the next thirteen months in a manner that seeks to generate the maximum implied roll yield. In this way, the Basket Index seeks to maximize the potential roll benefits in backwardated markets and minimize the loss from rolling down the curve in contango markets.

If the price of a commodity futures contract is greater than the spot price, the market is in contango. If the price of a commodity futures contract is below the spot price, the market is in backwardation. In a contango market, as the time to expiration of the futures contract decreases, as a general matter the contract price will move toward the spot price. Assuming a flat spot price, this results in the price of the futures contract falling; the opposite is true for a market in backwardation.

On the first day of each month that is a business day in New York, each futures contract currently in a Basket Index is tested for continued inclusion in such Basket Index based on the month in which the contract delivery of the underlying Index Constituent can start. If, on such date, the delivery month is the next month, a new contract is selected. For example, if the first New York business day is July 1, 2008, and the delivery month of a futures contract currently in the Basket Index is August 2008, a new contract with a later delivery month will be selected.

For each Index Constituent, the new commodity futures contract selected will be the contract with the maximum implied roll yield based on the closing price for each eligible contract. An eligible contract is any contract having a delivery month: (i) no sooner than the month after the delivery month of the commodity futures contract currently in the Basket Index, and (ii) no later than the 13th month after the applicable first New York business day. For example, if the applicable first New York business day is July 1, 2008, and the delivery month of a futures contract currently in the Basket Index is August 2008, the delivery month of an eligible new contract must be between September 2008 and October 2009. If two contracts have the same roll yield, the contract with the minimum number of months to the month of expiration is selected.

Determining the Instrument Amount

The Instrument Amount reflects the weight of a particular Exchange Traded Instrument in the Basket Index.

The Instrument Amount for any Index Business Day that is neither a Rebalancing Day nor a day falling within a Recomposition Period will be the Instrument Amount for the immediately preceding Index Business Day that does not fall within a Recomposition Period.

The Instrument Amount for a particular Exchange Traded Instrument will change during each Recomposition Period and on any Rebalancing Day. In addition, the Instrument Amount may change in the event of a Market Disruption Event. Each change to the Instrument Amount is described in more detail below.

Determining the Instrument Amount During a Recomposition Period

If an existing Basket Index holding no longer meets the inclusion criteria, the monthly index roll unwinds the existing Instrument Amount and enters into a new contract. The Recomposition Period takes place between the

2nd and 6th business day of the month, subject to a Market Disruption Event. On each day during the Recomposition Period new notional holdings are calculated. The calculations for the Instrument Amount leaving the Basket Index and the Instrument Amount entering the Basket Index are different.

The “excess return” calculation value (in respect of an Index Constituent on any Index Business Day during a Recomposition Period) is the sum of (i) the product of (A) the existing Instrument Amount for such Index Constituent for such Index Business Day and (B) the closing price for such Index Constituent for such Index Business Day and (ii) the product of (A) the new Instrument Amount for such Index Constituent for such Index Business Day and (B) the closing price for such Index Constituent for such Index Business Day.

Determining the Instrument Amount on a Rebalancing Day

The Index is rebalanced on an annual basis on the 6th business day of November, subject to extension in the event of a Market Disruption Event, to rebalance its composition to the Index Base Weight.

“Index Base Weight” means the weightings assigned to each Index Commodity on the relevant Base Date.

For the Agriculture Index, the Index Base Weights are:

•	in respect of corn, 25.00%;

•	in respect of wheat, 25.00%;

•	in respect of soybeans, 25.00%;

•	in respect of sugar, 25.00%.

For the Precious Metals Index, the Index Base Weights are:

•	in respect of gold, 80.00%;

•	in respect of silver, 20.00%.

For the Industrial Metals Index, the Index Base Weights are:

•	in respect of Aluminum, 33 1/3%;

•	in respect of Copper, 33 1/3%;

•	in respect of Zinc, 33 1/3%.

“Index Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London, United Kingdom.

Market Disruption Events and Force Majeure Events

If the Sponsor is required on an Index Business Day to calculate the closing price for any Exchange Traded Instrument in a different manner than set forth above under “— Calculation of the Basket Index Closing Level,” due to the occurrence or continuance of an event, other than a Force Majeure Event (as defined below), then such event will be a “Market Disruption Event” with respect to such Exchange Traded Instrument and the Index Constituent underlying such instrument.

If a Market Disruption Event relating to one or more Exchange Traded Instruments or Index Constituents is in effect on the Trade Date or the Final Valuation Date (an “Index Valuation Date”), the calculation agent for the Securities will calculate the closing level of the affected Basket Index using:

•	for each Exchange Traded Instrument, the Instrument Amount on the scheduled Index Valuation Date;

•

for each Exchange Traded Instrument that did not suffer a Market Disruption Event on such scheduled Index Valuation Date, the closing price for such Exchange Traded Instrument on the scheduled Index Valuation Date; and

•

for each Exchange Traded Instrument that did suffer a Market Disruption Event on the scheduled Index Valuation Date, the closing price for the Exchange Traded Instrument on the immediately succeeding trading day for such Exchange Traded Instrument on which no Market Disruption Event occurs or is continuing with respect to such Exchange Traded Instrument; provided, that if a Market Disruption Event has occurred or is continuing with respect to an Exchange Traded Instrument on the Trade Date and the immediately succeeding trading day, then the calculation agent will determine the closing price for the affected Exchange Traded Instrument on such immediately succeeding trading day in good faith and in a commercially reasonable manner. If a Market Disruption Event has occurred or is continuing with respect to any Exchange Traded Instrument on any Index Valuation Date and is continuing for the immediately succeeding ten trading days, then the calculation agent will determine the closing price for the affected Exchange Traded Instrument on such tenth trading day in good faith and in a commercially reasonable manner.

The Sponsor will not calculate the affected Basket Index closing level in the event of an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, Act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Sponsor and that the Sponsor determines, in its discretion, affects the Basket Index or any Index Constituent (a “Force Majeure Event”). If a Force Majeure Event occurs on an Index Business Day, the Sponsor may, in its discretion, take one or more of the following actions: (i) make such determinations and/or adjustments as it considers appropriate to determine the closing level of the affected Basket Index; (ii) defer publication of information relating to the affected Basket Index until the next Index Business Day on which it determines that no Force Majeure Event exists, or (iii) permanently cancel publication of the information relating to the affected Basket Index.

Historical Information

The following graphs show the historical performance of each of the Basket Indices from January 2, 2002 through February 26, 2008. The closing level of the Agriculture Index on February 26, 2008 was 144.4957. The closing level of the Precious Metals Index on February 26, 2008 was 105.3087. The closing level of the Industrial Metals Index on February 26, 2008 was 256.1938.

We obtained the various Basket Index closing levels below from Bloomberg Financial Markets. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets. The historical levels of the Basket Indices should not be taken as an indication of future performance, and no assurance can be given as to the closing level of any Basket Index on the Final Valuation Date. We cannot give you assurance that the performance of the Basket Indices will result in the return of your initial investment.

Supplemental Underwriting Information

Deutsche Bank Securities Inc. and Deutsche Bank Trust Company Americas, acting as agents for Deutsche Bank AG, will not receive a commission in connection with the sale of the Securities. See “Underwriting” in the accompanying product supplement.